CLASS Y SHAREHOLDER SERVICE AGREEMENT

This Class Y Shareholder Service Agreement ("Agreement"), dated as of October 1, 2005, is by and between the corporations ("Registrants") listed in Schedule A, each on behalf of its underlying series, and Ameriprise Financial Services, Inc. ("Ameriprise Financial Services"), a Delaware corporation and principal underwriter of the Funds, for services to be provided to shareholders of Class Y of the Funds by Ameriprise Financial Services and other servicing agents. The terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires.

Ameriprise Financial Services represents that shareholders consider personal service a significant factor in their satisfaction with their investment. Ameriprise Financial Services represents that fees paid by the Funds will be used to help shareholders thoughtfully consider their investment goals and objectively monitor how well the goals are being achieved.

Each Fund agrees to pay Ameriprise Financial Services a fee equal to 0.10 percent of the net asset value of Class Y shares. The Funds agree to pay the fee to Ameriprise Financial Services in cash within five (5) business days after the last day of each month.

Ameriprise Financial Services agrees to provide the Funds annually with a budget covering its expected costs and a quarterly report of its actual expenditures. Ameriprise Financial Services agrees to meet with representatives of the Funds at their request to provide information as may be reasonably necessary to evaluate its performance under the terms of this Agreement.

This Agreement shall continue in effect for a period of more than one year so long as it is reapproved at least annually by a vote of the members of the Board who are not interested persons of the Funds and have no financial interest in the operation of the Agreement, and of all the members of the Board.

This Agreement may be terminated at any time without payment of any penalty by a vote of a majority of the members of the Board who are not interested persons of the Funds and have no financial interest in the operation of the Agreement, or by Ameriprise Financial Services. The Agreement will terminate automatically in the event of its assignment, as that term is defined in the Investment Company Act of 1940. This Agreement may be amended at any time provided the amendment is approved in the same manner the Agreement was initially approved and the amendment is agreed to by Ameriprise Financial Services.

This Agreement shall be governed by the laws of the State of Minnesota.

AXP CALIFORNIA TAX-EXEMPT SERIES TRUST
AXP DIMENSIONS SERIES, INC.
AXP DISCOVERY SERIES, INC.
AXP EQUITY SERIES, INC.
AXP FIXED INCOME SERIES, INC.
AXP GLOBAL SERIES, INC.
AXP GOVERNMENT INCOME SERIES, INC.
AXP GROWTH SERIES, INC.
AXP HIGH YIELD INCOME SERIES, INC.

AXP HIGH YIELD TAX-EXEMPT SERIES, INC.
AXP INCOME SERIES, INC.
AXP INTERNATIONAL SERIES, INC.
AXP INVESTMENT SERIES, INC.
AXP MANAGED SERIES, INC.
AXP MARKET ADVANTAGE SERIES, INC.
AXP PARTNERS INTERNATIONAL SERIES, INC.
AXP PARTNERS SERIES, INC.
AXP SECTOR SERIES, INC.
AXP SELECTED SERIES, INC.
AXP SPECIAL TAX-EXEMPT SERIES TRUST
AXP STOCK SERIES, INC.
AXP STRATEGY SERIES, INC.
AXP TAX-EXEMPT SERIES, INC.



/s/ Leslie L. Ogg
-----------------------
    Leslie L. Ogg
    Vice President


AMERIPRISE FINANCIAL SERVICES, INC.


/s/ Paula R. Meyer
--------------------------
    Paula R. Meyer
    Senior Vice President and General Manager - Mutual Funds

Schedule A
                                      Funds

Each a Minnesota corporation, except California Tax-Exempt Trust and Special
Tax-Exempt Series Trust, which are Massachusetts business trusts:

RiverSource California Tax-Exempt Trust                         RiverSource Market Advantage Series, Inc.
   RiverSource California Tax-Exempt Fund                          RiverSource Portfolio Builder Aggressive Fund
RiverSource Dimensions Series, Inc.                                RiverSource Portfolio Builder Conservative Fund
   RiverSource New Dimensions Fund                                 RiverSource Portfolio Builder Moderate Fund
RiverSource Discovery Series, Inc.                                 RiverSource Portfolio Builder Moderate Aggressive Fund
   RiverSource Core Bond Fund                                      RiverSource Portfolio Builder Moderate Conservative Fund
   RiverSource Discovery Fund                                      RiverSource Portfolio Builder Total Equity Fund
   RiverSource Income Opportunities Fund                           RiverSource Small Company Index Fund
   RiverSource Inflation Protected Securities Fund              RiverSource Partners International Series, Inc.
   RiverSource Limited Duration Bond Fund                          RiverSource International Aggressive Growth Fund
RiverSource Equity Series, Inc.                                    RiverSource International Equity Fund
   RiverSource Mid Cap Growth Fund                                 RiverSource International Select Value Fund
RiverSource Fixed Income Series, Inc.                              RiverSource International Small Cap Fund
   RiverSource Diversified Bond Fund                            RiverSource Partners Series, Inc.
RiverSource Global Series, Inc.                                    RiverSource Aggressive Growth Fund
   RiverSource Emerging Markets Fund                               RiverSource Fundamental Growth Fund
   RiverSource Global Balanced Fund                                RiverSource Fundamental Value Fund
   RiverSource Global Bond Fund                                    RiverSource Select Value Fund
   RiverSource Global Equity Fund                                  RiverSource Small Cap Equity Fund
   RiverSource Global Technology Fund                              RiverSource Small Cap Value Fund
RiverSource Growth Series, Inc.                                    RiverSource Value Fund
   RiverSource Disciplined Equity Fund                          RiverSource Sector Series, Inc.
   RiverSource Growth Fund                                         RiverSource Dividend Opportunity Fund
   RiverSource Large Cap Equity Fund                               RiverSource Real Estate Fund
   RiverSource Large Cap Value Fund                             RiverSource Selected Series, Inc.
RiverSource Government Income Series, Inc.                         RiverSource Precious Metals Fund
   RiverSource Short Duration U.S. Government Fund              RiverSource Special Tax-Exempt Series Trust
   RiverSource U.S. Government Mortgage Fund                       RiverSource Insured Tax-Exempt Fund
RiverSource High Yield Income Series, Inc.                         RiverSource Massachusetts Tax-Exempt Fund
   RiverSource High Yield Bond Fund                                RiverSource Michigan Tax-Exempt Fund
RiverSource High Yield Tax-Exempt Series, Inc.                     RiverSource Minnesota Tax-Exempt Fund
   RiverSource Tax-Exempt High Income Fund                         RiverSource New York Tax-ExemptFund
RiverSource Income Series, Inc.                                    RiverSource Ohio Tax-Exempt Fund
   RiverSource Selective Fund                                   RiverSource Stock Series, Inc.
RiverSource International Series, Inc.                             RiverSource Stock Fund
   RiverSource European Equity Fund                             RiverSource Strategy Series, Inc.
   RiverSource International Opportunity Fund                      RiverSource Equity Value Fund
RiverSource Investment Series, Inc.                                RiverSource Small Cap Advantage Fund
   RiverSource Balanced Fund                                       RiverSource Small Cap Growth Fund
   RiverSource Diversified Equity Income Fund                      RiverSource Strategy Aggressive Fund
   RiverSource Mid Cap Value Fund                               RiverSource Tax-Exempt Series, Inc.
RiverSource Managed Series, Inc.                                   RiverSource Intermediate Tax-Exempt Fund
   RiverSource Strategic Allocation Fund                           RiverSource Tax-Exempt Bond Fund